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                                                                   Exhibit 23(2)



[DELOITTE & TOUCHE LLP]





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MidAmerican Energy Company on Form S-8 of our reports dated January 25, 1995 and June 9, 1995, appearing in and/or incorporated by reference in the Annual Report on Form 10-K of Iowa-Illinois Gas and Electric Company for the year ended December 31, 1994 and in the Annual Report on Form 11-K of Iowa-Illinois Gas and Electric Company Savings Plan for the year ended December 31, 1994, respectively.


/s/ Deloitte & Touche LLP

July 1, 1995